NEWS RELEASE

FOR IMMEDIATE RELEASE
Concentra Group Holdings Parent, Inc. Announces Results
For Its Second Quarter Ended June 30, 2026 and Raises FY 2026 Guidance
Matt DiCanio to become president and CEO and
Keith Newton to transition to executive chairman, effective Nov. 1, 2026
DALLAS, TEXAS — August 6, 2026 — Concentra Group Holdings Parent, Inc. (“Concentra”, the “Company”, “we”, “us”, or “our”) (NYSE: CON), the nation’s largest provider of occupational health services by number of locations, today announced results for the second quarter ended June 30, 2026, declaration of a cash dividend, and raised its full-year 2026 guidance. The quarter included revenue growth of 10.0%, net income attributable to the Company growth of 46.5%, Adjusted EBITDA growth of 22.5% and a net leverage ratio of 2.99x.
As part of a multiyear succession process unanimously approved by Concentra’s board of directors (the “Board”), effective as of November 1, 2026, (i) Matt DiCanio, president and chief financial officer, will become Concentra’s president and chief executive officer and serve as a Class III director on the Board, and (ii) Keith Newton will transition from chief executive officer and director to executive chairman of the Board. Additionally, Robert Ortenzio has notified the Board of his intent to resign from the role of chairman of the Board while continuing to serve as a director on the Board, effective as of November 1, 2026. The planned succession is designed to provide leadership continuity and support continued execution of the Company’s strategy.
“Leading Concentra and our dedicated colleagues over the last decade has been a tremendous privilege, and I am proud of what we have built together a leader in occupational health,” said Keith Newton. “Our momentum reflects clear priorities and a team committed to delivering results. Matt has been instrumental in shaping that strategy and driving Concentra’s performance, making this the right time to transition leadership.”
Matt DiCanio added, “Our strong performance reflects the strength of our strategy, our operating model and our people. As CEO, my priorities are to: deliver high-quality care, create meaningful value for customers and patients, and pursue disciplined growth. As Concentra approaches its 50th year, our experienced leadership team, operating leverage, and steadfast commitment to our mission position us well for continued growth.”
Second Quarter 2026 Highlights
•Revenue of $606.0 million, an increase of 10.0% from $550.8 million in Q2 2025
•Net income of $67.3 million, an increase of 45.7% from $46.2 million in Q2 2025
•Net income attributable to the Company of $65.3 million, and Adjusted Net Income Attributable to the Company of $66.7 million, an increase of 46.5% and 39.7% over prior year, respectively
•Earnings per share of $0.51 and Adjusted Earnings per Share of $0.52, an increase of $0.16 and $0.15 over prior year, respectively
•Adjusted EBITDA of $140.9 million, an increase of 22.5% from $115.0 million in Q2 2025
•Patient visits of 3,610,934, or 56,421 visits per day, an increase of 2.6% from 55,005 visits per day in Q2 2025
•Revenue per visit of $152.67, an increase of 4.6% from $145.92 in Q2 2025
•Net cash provided by operating activities of $135.2 million and Free Cash Flow of $121.0 million, an increase of 53.0% and 91.6% over prior year, respectively
•Capital expenditures of $15.7 million, a decrease of 37.9% from $25.2 million in Q2 2025
•Repurchases of approximately 0.4 million shares of common stock totaling $11.0 million
•Cash balance of $158.0 million and a net leverage ratio of 2.99x
•Total occupational health centers of 633, compared to 628 at the end of Q2 2025
•Opened one de novo occupational health center
•Total onsite health clinics of 415, compared to 406 at the end of Q2 2025

The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table X of this release. The definition of Adjusted Earnings per Share and a reconciliation of net income attributable to the Company and earnings per share on a fully diluted basis to Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share on a fully diluted basis are presented in table XI of this release. The definition of Free Cash Flow and a reconciliation of net cash provided by operating activities to Free Cash Flow are presented in table XII of this release.
Balance Sheet
As of June 30, 2026, our balance sheet reflected cash of $158.0 million, total debt of $1,573.6 million and total assets of $3,010.3 million. Concentra’s net leverage ratio as of June 30, 2026 was 2.99x, which was in compliance with the financial covenant under our credit agreement.
Cash Flow
Cash flows provided by operating activities in the second quarter ended June 30, 2026 totaled $135.2 million compared to $88.4 million for the same quarter of the prior year. The increase in year-over-year cash flow from operations was primarily due to an increase in net income from organic growth and through acquisitions and de novos, as well as year-over-year variances in timing associated with payments of current liabilities. During the second quarter ended June 30, 2026, cash flow from investing activities resulted in cash used of $14.2 million, including capital expenditures of $15.7 million, partially offset by proceeds from sale of assets of $1.5 million. Concentra had Free Cash Flow of $121.0 million in the second quarter ended June 30, 2026, compared to $63.2 million for the same quarter of the prior year. Cash flow from financing activities used $24.7 million for the quarter, driven primarily by $11.0 million in repurchases of shares of common stock and $8.0 million in dividend payments. This resulted in a net increase in cash of $96.3 million for the quarter.
Dividend
On August 5, 2026, the Board declared a cash dividend of $0.0625 per share. The dividend will be payable on or about August 28, 2026, to stockholders of record as of the close of business on August 20, 2026.
There is no assurance that future dividends will be declared. The declaration and payment of dividends in the future are at the discretion of the Board after taking various factors into account, including, but not limited to, the Company’s financial condition, operating results, available cash and current and anticipated cash needs, the terms of indebtedness, and other factors the Board may deem to be relevant.
Leadership Transition
As executive chairman, Keith Newton will continue to support strategic initiatives and leadership development, while providing continuity through the transition. Newton has served as Concentra’s chief executive officer for the past decade, helping establish the Company as the nation’s leading provider of occupational health services by number of locations and guiding its transition to an independent publicly traded company.
“Keith’s leadership has been instrumental in Concentra’s growth, strong performance, and distinctive culture,” said Robert Ortenzio, chairman of the Board. “The Board is grateful for his many contributions as chief executive officer, and we are pleased that Concentra will continue to benefit from his experience and leadership as executive chairman.”
DiCanio has served as Concentra’s president since 2023 and chief financial officer since 2024. During his 11-year tenure, his responsibilities have spanned clinical functions, operations, sales, marketing, corporate strategy, finance and business development. He has also led multiple business units and major acquisition integrations and played an integral role in Concentra’s transition to a publicly traded company.
“Matt has played a pivotal role in shaping Concentra’s strategy, performance, and growth,” Ortenzio said. “His extensive knowledge of the business, proven leadership, and commitment to Concentra’s mission and culture make him the right leader to guide the Company as it approaches its 50th year and builds for the future.”
The Company expects to announce its chief financial officer succession plan prior to the leadership transition taking effect on November 1, 2026.

2026 Business Outlook
Concentra raised its financial guidance for 2026. We now expect to deliver the following results:

•Revenue in the range of $2.325 billion to $2.375 billion
•Adjusted EBITDA in the range of $485 million to $495 million
•Net leverage ratio below 3.0x
•Free Cash Flow in the range of $220 million to $240 million
•Capital expenditures in the range of $70 million to $80 million

A reconciliation of full year 2026 Adjusted EBITDA expectations to net income is presented in table XIII of this release. A reconciliation of full year 2026 Free Cash Flow expectations to net cash provided by operating activities is presented in table XIV of this release.
Company Overview
Concentra is the largest provider of occupational health services in the United States by number of locations, with the mission of improving the health of America’s workforce, one patient at a time. Our approximately 13,000 colleagues and affiliated physicians and clinicians support the delivery of an extensive suite of services, including occupational and consumer health services and other direct-to-employer care. We support the care of approximately 54,000(1) patients each business day on average across 46 states and the District of Columbia at our 633 occupational health centers, 415 onsite health clinics at employer worksites, and Concentra Telemed as of June 30, 2026.
(1) As of TTM June 30, 2026.
Conference Call
Concentra will host a conference call regarding its second quarter financial results and business outlook on Friday, August 7, 2026, at 9 a.m. Eastern Time. The conference call will be a live webcast and can be accessed via this Earnings Call Webcast Link or via Concentra’s website at https://ir.concentra.com. A replay of the webcast will be available shortly after the call at the same locations.
Participants may join the audio-only version of the webcast or participate in the question-and-answer session by calling:
Toll Free: 888-506-0062
International: 973-528-0011
Participant Access: All dial-in participants should ask to join the Concentra call.

* * * * *
Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Concentra’s 2026 and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:
•The frequency of work-related injuries and illnesses;
•Adverse changes to our relationships with employer customers, third-party payors, workers’ compensation provider networks or employer services networks;
•Changes to regulations, new interpretations of existing regulations, or violations of regulations;
•State fee schedule changes undertaken by state workers’ compensation boards or commissions and other third-party payors;
•Our ability to realize reimbursement increases at rates sufficient to keep pace with the inflation of our costs;
•Labor shortages, increased employee turnover or costs, and union activity could significantly increase our operating costs;
•Our ability to compete effectively with other occupational health centers, onsite health clinics at employer worksites, and healthcare providers;
•The impacts of any security breaches, cyberattacks, loss of data, or cybersecurity threats or incidents involving our, or our third-party vendors’, information technology systems, and any failure to comply with legal requirements related to data privacy, interoperability or data protection, including those governing the privacy and security of health information or other regulated, sensitive or confidential information;
•Negative publicity which can result in increased governmental and regulatory scrutiny and possibly adverse regulatory changes;
•Significant legal actions could subject us to substantial uninsured liabilities;
•Litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our business and financial statements;
•Insurance coverage may not be sufficient to cover losses we may incur;
•Acquisitions may use significant resources, may be unsuccessful, and could expose us to unforeseen liabilities;
•Our exposure to additional risk due to our reliance on third parties in many aspects of our business;
•Our ability to manage relationships with managed affiliated professional medical groups (“Managed PCs”);
•Our facilities are subject to extensive federal and state laws and regulations relating to the privacy of individually identifiable information;
•Compliance with applicable data interoperability and information blocking rules;
•Facility licensure requirements in some states are costly and time-consuming, limiting or delaying our operations;
•Our ability to adequately protect and enforce our intellectual property and other proprietary rights;
•Adverse economic conditions in the U.S. or globally;
•Any negative impact on the global economy and capital markets resulting from geopolitical tensions;
•The impact of impairment of our goodwill and other intangible assets;

•Our ability to maintain satisfactory credit ratings;
•The effects of the Separation on our business;
•The negative impact of public threats such as a global pandemic or widespread outbreak of an infectious disease;
•The loss of key members of our management team;
•Our ability to attract and retain talented, highly skilled employees and a diverse workforce, and the succession of our senior management;
•Climate change, or legal, regulatory or market measures to address climate change;
•Increasing scrutiny and rapidly evolving expectations from stakeholders regarding ESG matters; and
•Changes in tax laws or exposures to additional tax liabilities.
Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results or performance.
Investor and media inquiries:

Bill Chapman
Vice President, Strategy & Investor Relations
972-725-6488
ir@concentra.com
SOURCE: Concentra Group Holdings Parent, Inc.

I. Condensed Consolidated Statements of Operations
For the Three Months Ended June 30, 2026 and 2025
(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,
	2026	2025	% Change
Revenue	$606,030	$550,785	10.0%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	413,933	389,334	6.3
General and administrative, exclusive of depreciation and amortization(1)	56,677	52,931	7.1
Depreciation and amortization	19,899	18,998	4.7
Total costs and expenses	490,509	461,263	6.3
Other operating (expense) income	(453)	20	N/M
Income from operations	115,068	89,542	28.5
Other income and expense:
Interest expense	(25,723)	(28,193)	(8.8)
Income before income taxes	89,345	61,349	45.6
Income tax expense	22,046	15,155	45.5
Net income	67,299	46,194	45.7
Less: net income attributable to non-controlling interests	2,000	1,634	22.4
Net income attributable to the Company	$65,299	$44,560	46.5%

Basic and diluted earnings per common share:(2)	$0.51	$0.35
_________________________________________
(1)    Includes transition services agreement fees of $1.0 million and $3.5 million for the three months ended June 30, 2026 and 2025, respectively.
(2)    Refer to table III for calculation of earnings per common share.
N/M    Not meaningful.

II. Condensed Consolidated Statements of Operations
For the Six Months Ended June 30, 2026 and 2025
(In thousands, except per share amounts, unaudited)

	Six Months Ended June 30,
	2026	2025	% Change
Revenue	$1,175,585	$1,051,537	11.8%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	813,019	746,435	8.9
General and administrative, exclusive of depreciation and amortization(1)	111,957	99,644	12.4
Depreciation and amortization	39,547	35,617	11.0
Total costs and expenses	964,523	881,696	9.4
Other operating (expense) income	(384)	20	N/M
Income from operations	210,678	169,861	24.0
Other income and expense:
Loss on early retirement of debt	—	(875)	N/M
Interest expense	(51,726)	(53,741)	(3.7)
Income before income taxes	158,952	115,245	37.9
Income tax expense	39,361	28,409	38.6
Net income	119,591	86,836	37.7
Less: net income attributable to non-controlling interests	3,804	3,365	13.0
Net income attributable to the Company	$115,787	$83,471	38.7%

Basic and diluted earnings per common share:(2)	$0.90	$0.65
_________________________________________
(1)    Includes transition services agreement fees of $2.7 million and $7.2 million for the six months ended June 30, 2026 and 2025, respectively.
(2)    Refer to table III for calculation of earnings per common share.
N/M    Not meaningful.

III. Earnings per Share
For the Three and Six Months Ended June 30, 2026 and 2025
(In thousands, except per share amounts, unaudited)
As of June 30, 2026 and 2025, the Company’s capital structure consists of common stock and unvested restricted stock. To calculate earnings per share (“EPS”) for the three and six months ended June 30, 2026 and 2025, the Company applied the two-class method because its unvested restricted shares were participating securities.
The following table sets forth the net income attributable to the Company, its shares, and its participating shares:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$67,299	$46,194	$119,591	$86,836
Less: net income attributable to non-controlling interests	2,000	1,634	3,804	3,365
Net income attributable to the Company	65,299	44,560	115,787	83,471
Less: distributed and undistributed net income attributable to participating securities	1,372	530	2,438	985
Distributed and undistributed net income attributable to common shares	$63,927	$44,030	$113,349	$82,486
The following table sets forth the computation of EPS under the two-class method:

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$63,927	125,102	$0.51	$44,030	126,647	$0.35
Participating securities	1,372	2,685	$0.51	530	1,524	$0.35
Total Company	$65,299	127,787	$0.51	$44,560	128,171	$0.35

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$113,349	125,439	$0.90	$82,486	126,647	$0.65
Participating securities	2,438	2,698	$0.90	985	1,512	$0.65
Total Company	$115,787	128,137	$0.90	$83,471	128,159	$0.65
_________________________________________
(1)    Represents the weighted average shares outstanding during the period.

IV. Condensed Consolidated Balance Sheets
(In thousands, except par value and share data, unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$158,038	$79,899
Accounts receivable	299,819	257,900
Prepaid expenses and other current assets	48,626	45,299
Total current assets	506,483	383,098
Operating lease right-of-use assets	522,421	483,652
Property and equipment, net	226,040	225,309
Goodwill	1,480,421	1,479,192
Other identifiable intangible assets, net	232,267	242,556
Non-current deferred tax asset	22,511	24,120
Other assets	20,132	20,461
Total assets	$3,010,275	$2,858,388
LIABILITIES AND EQUITY
Current liabilities:
Current operating lease liabilities	$87,208	$84,582
Current portion of long-term debt and notes payable	12,412	10,738
Accounts payable	36,415	21,005
Accrued and other liabilities	231,904	220,922
Total current liabilities	367,939	337,247
Non-current operating lease liabilities	482,988	443,642
Long-term debt, net of current portion	1,561,211	1,563,658
Non-current deferred tax liability	47,079	48,906
Other non-current liabilities	44,634	44,506
Total liabilities	2,503,851	2,437,959

Redeemable non-controlling interests	21,706	19,404
Stockholders’ equity:
Common stock, $0.01 par value, 700,000,000 shares authorized, 127,517,736 and 128,633,374 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	1,276	1,286
Capital in excess of par	230,964	248,899
Retained earnings	244,152	146,448
Accumulated other comprehensive income (loss)	703	(3,352)
Total stockholders’ equity	477,095	393,281
Non-controlling interests	7,623	7,744
Total equity	484,718	401,025
Total liabilities and equity	$3,010,275	$2,858,388

V. Condensed Consolidated Statements of Cash Flows
For the Three Months Ended June 30, 2026 and 2025
(In thousands, unaudited)

	Three Months Ended June 30,
	2026	2025
Operating activities
Net income	$67,299	$46,194
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,899	18,998
Stock compensation expense	4,130	2,285
Amortization of debt discount and issuance costs	1,044	995
Deferred income taxes	(2,321)	(1,177)
Other	491	1,097
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(3,349)	(5,106)
Other current assets	(3,401)	(5,028)
Other assets	2,172	1,401
Accounts payable and accrued liabilities	49,246	28,720
Net cash provided by operating activities	135,210	88,379
Investing activities
Business combinations, net of cash acquired	—	(54,282)
Purchases of property and equipment	(15,665)	(25,226)
Proceeds from sale of assets	1,468	—
Net cash used in investing activities	(14,197)	(79,508)
Financing activities
Borrowings on revolving facilities	—	35,000
Payments on term loans	(2,375)	(2,375)
Borrowings of other debt	—	107
Principal payments on other debt	(1,421)	(1,810)
Dividends paid to common stockholders	(7,992)	(16,021)
Repurchase of common shares	(10,958)	—
Distributions to non-controlling interests	(1,928)	(2,009)
Net cash (used in) provided by financing activities	(24,674)	12,892
Net increase in cash	96,339	21,763
Cash at beginning of period	61,699	52,109
Cash at end of period	$158,038	$73,872
Supplemental information
Cash paid for interest	$13,531	$16,295
Cash paid for taxes	$35,165	$35,616

VI. Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2026 and 2025
(In thousands, unaudited)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net income	$119,591	$86,836
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,547	35,617
Loss on early retirement of debt	—	51
Stock compensation expense	8,265	4,554
Amortization of debt discount and issuance costs	2,072	1,971
Deferred income taxes	(1,506)	(2,205)
Other	507	1,107
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(41,975)	(26,251)
Other current assets	(5,186)	(7,781)
Other assets	3,577	2,303
Accounts payable and accrued liabilities	31,337	3,876
Net cash provided by operating activities	156,229	100,078
Investing activities
Business combinations, net of cash acquired	(3,760)	(333,300)
Purchases of property and equipment	(26,753)	(40,958)
Proceeds from sale of assets	1,470	1
Net cash used in investing activities	(29,043)	(374,257)
Financing activities
Borrowings on revolving facilities	—	85,000
Proceeds from term loans, net of issuance costs	—	948,848
Payments on term loans	(4,750)	(850,250)
Borrowings of other debt	4,912	6,575
Principal payments on other debt	(3,549)	(6,505)
Dividends paid to common stockholders	(16,009)	(16,021)
Repurchase of common shares	(25,954)	—
Distributions to non-controlling interests	(3,697)	(2,851)
Net cash (used in) provided by financing activities	(49,047)	164,796
Net increase (decrease) in cash	78,139	(109,383)
Cash at beginning of period	79,899	183,255
Cash at end of period	$158,038	$73,872
Supplemental information
Cash paid for interest	$50,201	$54,432
Cash paid for taxes	$34,384	$35,568

VII. Disaggregated Revenue
For the Three and Six Months Ended June 30, 2026 and 2025
(In thousands, unaudited)
The following table disaggregates the Company’s revenue:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Occupational health centers:
Workers’ compensation	$361,228	$332,191	$698,907	$634,298
Employer services	183,157	174,318	355,525	334,458
Consumer health	6,893	7,177	14,723	15,788
Other occupational health center revenue	2,239	2,452	4,263	4,516
Total occupational health center revenue	553,517	516,138	1,073,418	989,060
Onsite health clinics	38,832	22,569	76,028	39,119
Other	13,681	12,078	26,139	23,358
Total revenue	$606,030	$550,785	$1,175,585	$1,051,537

VIII. Key Statistics
For the Three Months Ended June 30, 2026 and 2025

The following table sets forth facility counts for our occupational health centers and onsite health clinics operating segments for the periods presented:

	Three Months Ended June 30,
	2026		2025
Facility Counts
Number of occupational health centers—start of period	632		627
Number of occupational health centers acquired	—		—
Number of occupational health centers de novos	1		1
Number of occupational health centers closed	—		—
Number of occupational health centers—end of period	633		628
Number of onsite health clinics—end of period	415		406

The following table sets forth operating statistics for our occupational health centers operating segment for the periods presented:
	Three Months Ended June 30,
	2026		2025		% Change
Number of patient visits
Workers’ compensation	1,648,983		1,589,981		3.7%
Employer services	1,910,984		1,877,383		1.8%
Consumer health	50,967		52,956		(3.8)%
Total	3,610,934		3,520,320		2.6%
Visits per day volume
Workers’ compensation	25,765		24,843		3.7%
Employer services	29,859		29,334		1.8%
Consumer health	796		827		(3.8)%
Total	56,421	(3)	55,005	(3)	2.6%
Revenue per visit(1)
Workers’ compensation	$219.06		$208.93		4.9%
Employer services	95.84		92.85		3.2%
Consumer health	135.26		135.52		(0.2)%
Total	$152.67		$145.92		4.6%
Business Days(2)	64		64
_________________________________________
(1)    Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our occupational health centers operating segment and does not include our onsite health clinics or other businesses operating segments.
(2)    Represents the number of days in which normal business operations were conducted during the periods presented.
(3)    Does not foot due to rounding.

IX. Key Statistics
For the Six Months Ended June 30, 2026 and 2025
The following table sets forth facility counts for our occupational health centers and onsite health clinics operating segments for the periods presented:

	Six Months Ended June 30,
	2026		2025
Facility Counts
Number of occupational health centers—start of period	628		552
Number of occupational health centers acquired	3		72
Number of occupational health centers de novos	2		4
Number of occupational health centers closed	—		—
Number of occupational health centers—end of period	633		628
Number of onsite health clinics—end of period	415		406

The following table sets forth operating statistics for our occupational health centers operating segment for the periods presented:
	Six Months Ended June 30,
	2026		2025		% Change
Number of patient visits
Workers’ compensation	3,232,326		3,034,861		6.5%
Employer services	3,689,568		3,573,795		3.2%
Consumer health	108,131		116,032		(6.8)%
Total	7,030,025		6,724,688		4.5%

Visits per day volume
Workers’ compensation	25,451		23,897		6.5%
Employer services	29,052		28,140		3.2%
Consumer health	851		914		(6.8)%
Total	55,355	(3)	52,950	(3)	4.5%

Revenue per visit(1)
Workers’ compensation	$216.22		$209.00		3.5%
Employer services	96.36		93.59		3.0%
Consumer health	136.16		136.06		0.1%
Total	$152.08		$146.41		3.9%
Business days(2)	127		127
_________________________________________
(1)    Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our occupational health centers segment and does not include our onsite health clinics or other businesses segments.
(2)    Represents the number of days in which normal business operations were conducted during the periods presented.
(3)    Does not total due to rounding.

X. Net Income to Adjusted EBITDA Reconciliation
For the Three and Six Months Ended June 30, 2026 and 2025
(In thousands, unaudited)
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures that we believe provide useful insight into the underlying performance of our business by excluding items that may obscure trends in our core operating results. These metrics are not intended to be substitutes for U.S. GAAP measures such as net income and net income margin, and may differ from similarly titled metrics supported by other companies. We use these non-GAAP measures internally for budgeting, forecasting, and evaluating performance. Investors should consider these measures in addition to, and not as a replacement for, U.S. GAAP results reported in our financial statements.
Adjusted EBITDA is a supplemental measure that we believe offers useful insight into the Company’s business performance by excluding items that do not reflect the core operations of the Company. We define Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, stock compensation expense, acquisition related costs, gains or losses on early retirement of debt, and separation transaction costs. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. Adjusted EBITDA Margin is a supplemental measure that we believe helps assess the efficiency of our operations on a normalized basis.
The following table reconciles net income to Adjusted EBITDA and net income margin to Adjusted EBITDA Margin and should be referenced when we discuss Adjusted EBITDA and Adjusted EBITDA Margin.

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	Amount	% of Revenue(4)	Amount	% of Revenue(4)	Amount	% of Revenue(4)	Amount	% of Revenue(4)
Reconciliation of Adjusted EBITDA:
Net income(1)	$67,299	11.1%	$46,194	8.4%	$119,591	10.2%	$86,836	8.3%
Add (Subtract):
Income tax expense	22,046	3.6	15,155	2.8	39,361	3.3	28,409	2.7
Interest expense	25,723	4.2	28,193	5.1	51,726	4.4	53,741	5.1
Loss on early retirement of debt	—	—	—	—	—	—	875	0.1
Stock compensation expense	4,130	0.7	2,285	0.4	8,265	0.7	4,554	0.4
Depreciation and amortization	19,899	3.3	18,998	3.4	39,547	3.4	35,617	3.4
Separation transaction costs(2)	1,777	0.3	1,360	0.2	2,853	0.2	1,675	0.2
Nova and Pivot Onsite Innovations acquisition costs	60	0.0	2,833	0.5	279	0.0	5,970	0.6
Adjusted EBITDA(3)	$140,934	23.3%	$115,018	20.9%	$261,622	22.3%	$217,677	20.7%
_________________________________________
(1)    The percentage of revenue values on this row represent the net income margin for the period.
(2)    Separation transaction costs represent non-recurring incremental consulting, legal, audit-related fees, system implementation, and software disposal costs incurred in connection with the Company’s separation from Select into a new, publicly traded company and are included within general and administrative expenses on the condensed consolidated statements of operations.
(3)    The percentage of revenue values on this row represent the Adjusted EBITDA Margin for the period.
(4)    Totals in this column may not foot due to rounding.

XI. Earnings per Share to Adjusted Earnings per Share Reconciliation
For the Three and Six Months Ended June 30, 2026 and 2025
(In thousands, except per share amounts, unaudited)
Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are used by management to provide useful insight into the underlying performance of our business. Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are not measures of financial performance under U.S. GAAP and are not intended to be substitutes for U.S. GAAP measures such as net income attributable to the Company or earnings per share. These metrics may differ from similarly titled metrics supported by other companies. We believe that the presentation of Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are important to investors because they are reflective of the financial performance of Concentra’s ongoing operations and provide better comparability of its results of operations between periods. Investors should consider these measures in addition to, and not as a replacement for, U.S. GAAP results reported in our financial statements.
We define Adjusted Net Income Attributable to the Company as net income attributable to the Company, excluding gain (loss) on early retirement of debt, separation transaction costs, and acquisition costs, all on an after tax basis. We define Adjusted Earnings per Share as the Adjusted Net Income Attributable to the Company divided by the diluted weighted average shares outstanding.
The following table reconciles net income attributable to the Company and earnings per share on a fully diluted basis to Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share on a fully diluted basis.

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	Per Share(3)	2025	Per Share(3)	2026	Per Share(3)	2025	Per Share(3)
Reconciliation of Adjusted Net Income Attributable to the Company:
Net income attributable to the Company	$65,299	$0.51	$44,560	$0.35	$115,787	$0.90	$83,471	$0.65
Adjustments:
Loss on early retirement of debt	—	—	—	—	—	—	875	0.01
Separation transaction costs(1)	1,777	0.01	1,360	0.01	2,853	0.02	1,675	0.01
Nova and Pivot Onsite Innovations acquisition costs	60	0.00	2,833	0.02	279	0.00	5,970	0.05
Total additions (subtractions), net	$1,837	$0.01	$4,193	$0.03	$3,132	$0.02	$8,520	$0.07
Less: tax effect of adjustments(2)	(454)	(0.00)	(1,036)	(0.01)	(777)	(0.01)	(2,100)	(0.02)
Adjusted Net Income Attributable to the Company	$66,682	$0.52	$47,717	$0.37	$118,142	$0.92	$89,891	$0.70

Weighted average shares outstanding - diluted		127,787		128,171		128,137		128,159
_________________________________________
(1)    Separation transaction costs represent non-recurring incremental consulting, legal, audit-related fees, system implementation, and software disposal costs incurred in connection with the Company’s separation from Select into a new, publicly traded company and are included within general and administrative expenses on the condensed consolidated statements of operations.
(2)    Tax impact is calculated using the annual effective tax rate, including discrete costs and benefits.
(3)    Totals in this column may not foot due to rounding.

XII. Net Cash Provided by Operating Activities to Free Cash Flow Reconciliation
For the Three and Six Months ended June 30, 2026 and 2025
(In thousands, unaudited)
Free Cash Flow is used by management to provide useful insight into the underlying performance of our business. Free Cash Flow is not a measure of financial performance or liquidity under U.S. GAAP and is not intended to be a substitute for U.S. GAAP measures, such as net cash provided by operating activities. This metric may differ from similarly titled metrics supported by other companies. Other companies, including companies in our industry, may calculate Free Cash Flow differently than we do, limiting the usefulness of those measures for comparative purposes. We believe that the presentation of Free Cash Flow is important to investors because it is reflective of the financial performance and cash flows of Concentra’s ongoing operations and provides a better comparability of its cash flows between periods. Investors should consider this measure in addition to, and not as a replacement for, U.S. GAAP results reporting in our financial statements.
We define Free Cash Flow as net cash provided by operating activities less net cash used in investing activities, excluding business combinations, net of cash acquired. Free Cash Flow (i) does not represent residual cash flow available for discretionary expenditures and (ii) does not reflect our mandatory debt service obligations or other non-discretionary expenditures that are not deducted in calculating the measure.
The following table reconciles net cash provided by operating activities to Free Cash Flow.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$135,210	$88,379	$156,229	$100,078
Add (Subtract):
Net cash used in investing activities	(14,197)	(79,508)	(29,043)	(374,257)
Business combinations, net of cash acquired	—	54,282	3,760	333,300
Free Cash Flow	$121,013	$63,153	$130,946	$59,121

XIII. 2026 Net Income to Adjusted EBITDA Reconciliation
Business Outlook for the Year Ending December 31, 2026
(In millions, unaudited)
The following is a reconciliation of full year 2026 Adjusted EBITDA expectations as computed at the low and high points of the range to the closest comparable U.S. GAAP financial measure. Refer to table X for discussion of Concentra’s use of Adjusted EBITDA in evaluating financial performance and for the definition of Adjusted EBITDA. Each item presented in the below table is an estimation of full year 2026 expectations.

	Range
	Low	High
Net income attributable to the Company	$203	$210
Net income attributable to non-controlling interests	7	7
Net income	$210	$217
Income tax expense	69	72
Interest expense	102	102
Income from operations	381	391
Stock compensation expense	20	20
Depreciation and amortization	81	81
Separation transaction costs	3	3
Adjusted EBITDA	$485	$495

XIV. 2026 Net Cash Provided by Operating Activities to Free Cash Flow Reconciliation
Business Outlook for the Year Ending December 31, 2026
(In millions, unaudited)
The following is a reconciliation of full year 2026 Free Cash Flow expectations as computed at the low and high points of the range to the closest comparable U.S. GAAP financial measure. Refer to table XII for discussion of Concentra’s use of Free Cash Flow in evaluating financial performance and for the definition of Free Cash Flow. Each item presented in the below table is an estimation of full year 2026 expectations.

	Range
	Low	High
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$300	$310
Add (Subtract):
Net cash used in investing activities	(84)	(74)
Business combinations, net of cash acquired	4	4
Free Cash Flow	$220	$240